Reed Smith
                                                         435 Sixth Avenue
Cathy Bissoon                                   Pittsburgh, PA 15219-1886
Direct Phone:  412.288.3268                                  412.288.3131
Email:  cbissoon@reedsmith.com                           Fax 412.288.3063

                        r e e d s m i t h . c o m


                                    October 29, 2003



VIA FACSIMILE:  717 796-2348


Dear Sir/Madam:

     I registered and paid for a CLE entitled "Trial of a Sexual Harassment Case" that was held on Tuesday, October 28, 2003 in Pittsburgh. I was unable to attend this CLE. Please have the refund check in the amount of $174.00 ($199.00 minus the $25.00 administration fee) sent to me at the above address.

     Thank you for your consideration in this matter. Feel free to contact me if you have any questions.

                                    Very truly yours,

                                    REED SMITH LLP



                                    Cathy Bissoon
                                    PA ID No. 70371

CB:csf